EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT C:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

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EXHIBIT A:
Report of Independent Auditors

To the Shareholders and
Board of Trustees of
DLJ High Yield Bond Fund

In planning and performing our audit of the financial statements of DLJ High Yield Bond Fund for the year ended October 31, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of DLJ High Yield Bond Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above at October 31, 2000.

This report is intended solely for the information and use of the Board of Trustees and management of DLJ High Yield Bond Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP
December 20, 2000




EHIBIT B:

A special meeting of DLJ High Yield Bond Fund's shareholders was held on July 17, 2000 for the purpose of considering and acting upon the matters set forth in the Proxy Statement and summarized below. A quorum was represented at the meeting and the voting results are set forth below:

A. ELECTION OF TRUSTEES OF THE FUND FOR EACH CLASS (I AND II):

                                        For                     Against
Wilmot H. Kidd, III (Class I)		43,724,072.8040		262,144.8130

Stig Host (Class II)			43,724,072.8040		265,144.8130

Peter F. Krogh (Class I)		43,769,500.8040		269,726.8130

John J. Sheehan (Class I)		43,721,040.8040		268,176.8130

B. SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE FUND FOR THE FISCAL YEAR ENDING OCTOBER 31, 2000:

For                     Against                 Abstain
43,701,147.5090		211,275.0000		176,795.1080




EXHIBIT C:
Exhibit 77o
DLJ High Yield Bond Fund
10f-3 Report
                                                        PURC      %OF
ISSUER/      TRADE  CATE-   3 YRS  SELLING   FACE     PRICE PER ISSUE(2)
DESCRIPTION  DATE   GORY(1) OPS    BROKER    AMOUNT   SHARE

Leap       02/17/00 (iv)   yes     MSCO   $1,000 units $50.375   .15%
Wireless,Inc.
14 1/2% 04/15/10

Leap      02/17/00  (iv)   yes    MSCO   $3,000 units  $101.375  1.33%
Wireless,Inc.
12 1/2% 04/15/10

XM Satelitte 03/10/00 (iv) yes    BEST   $6,000 units  $100     1.85%
Radio, Inc.
14% 03/15/10

(1) Securities are (i) part of an issue registered under the Securities Act of 1933 (the "1933 Act") that is being offered to the public, (ii) Eligible Municipal Securities (as defined in Rule 10f-3 under the 1940
Act (the "Rule")), (iii) securities sold in an Eligible Foreign Offering (as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A Offering (as defined in the Rule).

(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.